UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the registrant ☒

Filed by a party other than the registrant ☐

Check the appropriate box:

Preliminary Proxy Statement ☐

Confidential for Use of the Commission only (as permitted by Rule 14a-6(e)(2) ☐

Definitive Proxy Statement ☐

Definitive Additional Materials ☒

Soliciting Material Pursuant to §§ 240.14a-12 ☐

BNB Plus Corp.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

BNB PLUS CORP.

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 12, 2025

November 17, 2025

This proxy statement supplement (this “Supplement”) supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) of BNB Plus Corp. (formerly known as Applied DNA Sciences, Inc.) (the “Company”), filed by the Company with the Securities and Exchange Commission on November 10, 2025 in connection with the Company’s Special Meeting of Stockholders scheduled to be held on December 12, 2025. This Supplement contains additional information relating to the change in the Company’s name since the filing of the Proxy Statement. Except as specifically supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

NAME CHANGE

Effective November 13, 2025, the Company changed its name from “Applied DNA Sciences, Inc.” to “BNB Plus Corp.” (the “Name Change”), pursuant to an amendment to its amended and restated certificate of incorporation adopted by the Company’s Board of Directors and filed with the Secretary of State of the State of Delaware. Pursuant to the Delaware General Corporation Law, a stockholder vote was not necessary to effectuate the Name Change and it does not affect the rights of the Company’s stockholders.

The Name Change was effectuated to reflect the Company’s commitment to delivering a yield-optimized, BNB-based digital asset treasury strategy leveraging the Binance ecosystem.

The Proxy Statement contains important information and this Supplement should be read in conjunction with the Proxy Statement. Except as specifically supplemented by the information contained in this Supplement regarding the Name Change, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares. The Company does not intend to deliver updated proxy materials reflecting the Name Change. You should have received printed copies of the Proxy Statement and a Notice of Special Meeting by mail. If you have not already voted, you are urged to vote following the instructions contained in the Notice of Special Meeting mailed to stockholders entitled to notice of and to vote at the Special Meeting along with the Proxy Statement. If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote.